UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 West Sixth Avenue, Lakewood, Colorado (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: 303-987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On August 28, 2023, the Audit Committee of the Board of Directors (the “Audit Committee”) of Mesa Laboratories, Inc. (the “Company”) approved the engagement of RSM US, LLP (“RSM”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending March 31, 2024. In connection therewith, the Audit Committee dismissed Plante & Moran, PLLC (“Plante & Moran”) as the company’s independent registered public accounting firm, effective immediately. The decision to appoint RSM as the Company’s new independent registered public accounting firm resulted from a competitive request for proposal process after Plante & Moran notified the Audit Committee that Plante & Moran is evaluating whether to continue its Securities and Exchange Commission audit practice in the Company’s primary industry.

During the two most recent fiscal years ended March 31, 2022 and March 31, 2023, and the subsequent interim period preceding RSM’s engagement, the Company has not consulted with RSM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided to the Company by RSM that it concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or other reportable event of the types described in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Plante & Moran on the Company’s consolidated financial statements as of and for the fiscal years ended March 31, 2023 and March 31, 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2022 and March 31, 2023, and the subsequent interim period through the dismissal of Plante & Moran, there were no (1) disagreements with Plante & Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Plante & Moran to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for two material weaknesses in internal control over financial reporting that existed as of March 31, 2023 related to controls concerning:
-	the preliminary valuation of the Belyntic acquisition, and
-	the performance of qualitative goodwill impairment assessments sufficient to identify potential impairment triggers.

As described in Item 4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023:
-	the material weakness regarding the preliminary Belyntic acquisition valuation has been remediated;
-	an insufficient number of quarters has elapsed to affirm remediation of the material weakness regarding goodwill impairment assessments.

Plante & Moran has discussed these matters with the Audit Committee, and the Company has authorized Plante & Moran to fully respond to any inquiries of the successor independent registered accounting firm concerning these matters.

The Company provided Plante & Moran with a copy of disclosures it is making in this Current Report on Form 8-K and requested that Plante & Moran furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements herein. A copy of Plante & Moran’s letter dated August 28, 2023 is filed as Exhibit 16.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
16.1	Letter from Plante & Moran, PLLC dated August 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 30, 2023	By:	/s/ Gary M. Owens
		Name:	Gary M. Owens
		Title:	President and Chief Executive Officer